SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2004

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

SIGNATURES
INDEX TO EXHIBITS
Press Release

Item 5.	Other Events.

      On February 18, 2004, Champion Enterprises, Inc. issued a press release announcing its financial results for the fourth quarter and year ended January 3, 2004. The text of the press release has been modified from the full text as issued to comply with certain Securities and Exchange Commission rules. The press release, as modified, is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit Number

99.1	Press Release dated February 18, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.

/s/ Phyllis A. Knight Phyllis A. Knight, Executive Vice President and Chief Financial Officer

Date: February 18, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 18, 2004